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                                                                     EXHIBIT 5.1

                Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                          Boston, Massachusetts 02111

                                                                 617 542 6000

                                                                617 542 2241 FAX

                               November 15, 2000

ImmunoGen, Inc.
128 Sidney Street
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

    We have acted as counsel to ImmunoGen, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 4,600,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for sale to the public. This opinion is being rendered in connection with the filing of the Registration Statement.

    In connection with this opinion, we have examined the Company's Restated Articles of Organization and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

    In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

    Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

    Our opinion is limited to the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

                BOSTON  NEW YORK  RESTON  WASHINGTON  NEW HAVEN
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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

NOVEMBER 15, 2000
Page 2

    The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.

                                          Very truly yours,
                                          /s/ Mintz, Levin, Cohn, Ferris,
                                          Glovsky and Popeo, P.C.
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                                          Mintz, Levin, Cohn, Ferris,
                                          Glovsky and Popeo, P.C.